UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2024

American Strategic Investment Co.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-39448	46-4380248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Bellevue Ave, Newport, Rhode Island 02840
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	NYC	New York Stock Exchange
Class A Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 26, 2024 (the “Original Form 8-K”) solely to report under Item 2.01 (the “Item 2.01 Disclosure”) the disclosure previously furnished under Item 7.01 of the Original Form 8-K. The Item 2.01 Disclosure was inadvertently furnished under Item 7.01 of the Original 8-K as a result of a scrivener’s error. Except as set forth in this Amendment, no other changes have been made to the Original Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 18, 2024, ARCNYC570SEVENTH, LLC, a Delaware limited liability company (the “Seller”) and a wholly-owned subsidiary of American Strategic Investment Co. (the “Company”), consummated the sale of its 9 Times Square Midtown Manhattan property (the “Property”) to 9 Times Square Acquisitions, LLC, a Delaware limited liability company (the “Buyer”), pursuant to that certain Purchase and Sale Agreement, dated August 1, 2024, as amended on November 19, 2024, by and between the Seller and the Buyer. The Property was sold for a gross purchase price of $63.5 million. There were no material relationships, other than in respect of the sale of the Property, among the Seller and the Company, and their respective affiliates, on the one hand, and the Buyer and its affiliates on the other hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Strategic Investment Co.

Date: January 10, 2025	By:	/s/ Michael Anderson
Michael Anderson
Chief Executive Officer